VETERINARY CENTERS OF AMERICA, INC. AND SUBSIDIARIES

                   COMPUTATIONS OF PER SHARE (LOSS) EARNINGS



The computations of net (loss) earnings per share for the three months and nine months ended September 30, 1996 and 1995 are as follows:


                                                            Three Months Ended             Nine Months Ended
                                                               September 30,                  September 30,
                                                          1996             1995            1996           1995
                                                       ------------     -----------    ------------   ------------
Primary:
 Net (loss) income..................................   $(11,469,000)    $ 1,032,000    $(12,013,000)  $    563,000
                                                       ============     ===========    ============   ============


 Average common shares outstanding..................     17,250,000       9,413,000      14,890,000      8,507,000
 Dilutive common equivalent shares issuable upon:
  Conversion of preferred stock.....................             --         583,000              --        583,000
  Redemption of redeemable warrants.................             --       1,194,000              --      1,094,000
  Exercise of options to purchase common shares.....             --         596,000              --        527,000
  Issuance of contingently issuable shares..........             --              --              --          2,000
                                                       ------------    ------------    ------------    -----------
                                                         17,250,000      11,786,000      14,890,000     10,713,000
                                                       ============    ============    ============    ===========

    Net (loss) earnings per share...................   $      (0.66)   $       0.09    $      (0.81)   $      0.05
                                                       ============    ============    ============    ===========


Fully Diluted (1):
 Net (loss) income..................................   $(11,469,000)   $  1,032,000    $(12,013,000)   $   563,000
  Addback: Interest expense, net of tax,
   applicable to convertible debt...................        684,000          22,000       1,269,000         63,000
                                                       ------------    ------------    ------------    -----------
                                                       $(10,785,000)   $  1,054,000    $(10,744,000)   $   626,000
                                                       ============    ============    ============    ===========

 Average common shares outstanding..................     17,250,000       9,413,000      14,890,000      8,507,000
 Dilutive common equivalent shares issuable upon:
  Conversion of preferred stock.....................        583,000         583,000         583,000        583,000
  Redemption of redeemable warrants.................        943,000       1,411,000         950,000      1,537,000
  Exercise of options to purchase common shares.....        765,000         658,000       1,047,000        627,000
  Issuance of contingently issuable shares..........             --           2,000              --          2,000
  Conversion of convertible debt....................      2,505,000          64,000       1,542,000         80,000
                                                       ------------    ------------    ------------    -----------
                                                         22,046,000      12,131,000      19,012,000     11,336,000
                                                       ============    ============    ============    ===========

    Net (loss) earnings per share...................   $      (0.49)   $       0.09    $      (0.57)   $      0.06
                                                       ============    ============    ============    ===========

(1) The computations of the fully diluted income per share are submitted in accordance with Regulation S-K item 601(b)(11) although it is contrary to paragraph 40 of APB Opinion No. 15 because it produces an anti-dilutive result.

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